Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED

INCOME STATEMENT

The following unaudited pro forma condensed combined income statement and explanatory notes show the impact on the historical financial positions and results of operations of FB Financial Corporation (“FBK”) and Southern States Bancshares, Inc. (“Southern States”) and have been prepared to illustrate the effects of the Southern States merger under the acquisition method of accounting with FBK treated as the acquirer. The following unaudited pro forma condensed combined income statement gives effect to our completed acquisition of Southern States, which closed on July 1, 2025, as if the merger had been consummated as of January 1, 2024.

The unaudited pro forma condensed combined income statement is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma condensed combined income statement also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

FBK & SSBK Consolidated

Pro Forma Income Statement

	Unaudited Pro Forma Condensed Combined Income Statement
	(in thousands; except share and per share data)
	FB Financial as of 9/30/25 YTD[1] (as reported)	Southern States as of 6/30/25 YTD (as reported)	Pro Forma Adjustments	Notes	Pro Forma Combined as of 9/30/25 YTD[2]
Interest Income
Interest and fees on loans	522,189	78,217	2,996	(a)	603,402
Interest on securities and other	76,499	9,805	-		86,304
Total Interest Income	598,688	88,022	2,996		689,706
Interest Expense					-
Deposits	225,394	33,527	-		258,921
Borrowings	6,998	3,219	614	(b)	10,831
Total Interest Expense	232,392	36,746	614		269,752
Net Interest Income	366,296	51,276	2,382		419,954
Provision for credit losses	42,046	1,508	(28,366)	(c)	15,188
Net interest income after provision for credit losses	324,250	49,768	30,748		404,766
Noninterest Income	15,115	(8,639)	-		6,476
Noninterest Expense	270,666	38,547	1,659	(d)	310,872
Income before income taxes	68,699	2,582	29,089		100,370
Income tax expense	3,046	(1,093)	7,563	(e)	9,516
Net income attributable to noncontrolling interest	8	-	-		8
Net Income	65,645	3,675	21,526		90,846

Earnings per common share:
Basic	$1.35	$0.37			$1.68
Diluted	$1.34	$0.36			$1.67
Dividends per common share	$0.57	$0.18			$0.55
Weighted-average common shares outstanding
Basic	48,775,217	9,999,622	(4,613,221)	(f)	54,161,618
Diluted	49,054,448	10,096,426	(4,710,025)	(g)	54,440,849

1 As of July 1, 2025 Southern States was consolidated into FB Financial; therefore the FB Financial's reported results as of 9/30/25 includes all Southern States related financial impact for the period of 7/1/25 through 9/30/25.

2 The pro forma combined results as of 9/30/25 YTD represents the combined entity for the period of January 1, 2025 through September 30, 2025, presented as if the business combinaiton was consummated as of January 1, 2024.

Notes to Unaudited Pro Forma Condensed Combined Statements of Income for the Nine Months Ended September 30, 2025:
(a) Adjustments to interest and fees on loans:
To eliminate SSBK's accretion of deferred fees & discount accretion on previously acquired loans	(491)
To reflect estimated accretion of the new discount on acquired loans	3,487
2,996
(b) Adjustments to interest expense on borrowings:
To eliminate SSBK's historical amortization on previously acquired borrowings	(64)
To reflect estimated amortization on acquired borrowings	678
614
(c) Adjustments to provisions for credit losses:
To adjust the impact of the day one provision expense for acquired non-PCD loans and unfunded commitments, to reclassify the amount from the period incurred to the assumed business combinaiton date of January 1, 2024	(28,366)
(d) Adjustments to noninterest expense:
To eliminate amortization of SSBK's core deposit intangible	(799)
To reflect amortization of the core deposit intangible created as a result of the acquisition	2,458
1,659
(e) Adjustments to income taxes:
To reflect the income tax effects of pro forma adjustments at the estimated blended federal and state corporate tax rate of 26%	7,563
(f) Adjustments to basic weighted average common shares outstanding:
To eliminate weighted average shares of SSBK's common stock outstanding	(9,999,622)
To record shares of FBK common stock issued in the merger	8,124,241
To adjust the average share amounts assuming the merger shares were issued on 1/1/2024	(2,737,840)
(4,613,221)
(g) Adjustments to diluted weighted average common shares outstanding:
To eliminate weighted average shares of SSBK's common stock outstanding	(10,096,426)
To record shares of FBK common stock issued in the merger	8,124,241
To adjust the average share amounts assuming the merger shares were issued on 1/1/2024	(2,737,840)
(4,710,025)